Sub-Item 77C  Matters submitted to a vote of security holders

On October 7, 2003, a Special Meeting of Shareholders of Columbia Small Cap Growth Fund, Inc. was held to conduct a vote for and against the approval of the Items listed on the Proxy Statement for said meeting. The votes cast at the Meeting were as follows:

PROPOSAL 1.
Election of the following Directors: Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, and Joseph R. Palombo:


-------------------------- ------------------ --------------------- ---------------------- ------------------
ELECTION OF DIRECTORS      FOR                % OF SHARES TO        WITHHELD               % OF SHARES TO
                                              TOTAL OUTSTANDING                            TOTAL
                                              SHARES                                       OUTSTANDING
                                                                                           SHARES
-------------------------- ------------------ --------------------- ---------------------- ------------------
Douglas A. Hacker          15,658,744         54%                   211,822                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Janet Langford Kelly       15,658,924         54%                   211,642                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard W. Lowry           15,658,972         54%                   211,594                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
William E. Mayer           15,660,003         54%                   210,563                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Charles R. Nelson          15,659,787         54%                   210,779                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
John J. Neuhauser          15,658,323         54%                   212,243                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Joseph R. Palombo          15,658,450         54%                   212,117                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Patrick J. Simpson         15,660,491         54%                   210,075                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas E. Stitzel          15,658,972         54%                   211,594                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Thomas C. Theobald         15,658,136         54%                   212,431                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Anne-Lee Verville          15,658,924         54%                   211,642                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------
Richard L. Woolworth       15,661,042         54%                   209,524                1%

-------------------------- ------------------ --------------------- ---------------------- ------------------

TRUSTEES ELECTED



PROPOSAL 2.
To change the name of the Columbia Small Cap Fund, Inc. to the Columbia Small Cap Growth Fund, Inc.

Total shares in favor of proposal:            15,474,424            53%
Total shares against proposal:                    96,331            <1%
Total shares abstaining proposal:                299,811            1%
NAME CHANGED

Sub-Item 77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court
      District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, Joseph R. Palombo and John Does 1-100, Defendants, and Columbia Common Stock Fund, nominal defendant

      United States District Court
      District of Massachusetts
      Case # 04 10555 MLW
      Complaint Allegation: Market Timing

(3.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(4.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS
         Complaint Allegation: Market Timing

(5.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management

Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(6.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(7.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(8.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and
John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(9.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

         United States District Court
         Southern District of New York
         Case # 04 CV 01879

Complaint Allegation:  Market Timing



Sub-Item 77I  Terms of new or amended securities

Columbia Small Cap Growth Fund, Inc.

Rule 18f-3 Plan and 12b-1 Plan are filed with Post Effective Amendment Number 12 for the Fund's Registration Statement on Form N-1A, filed December 31, 2003 and is herein incorporated by reference to accession number 0000950149-03-003041.

See Exhibit 77Q1- for a copy of Articles of Amendment to Registrant's Articles of Incorporation.



Exhibit 77Q1- A Copy Articles of Amendment

                              ARTICLES OF AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          COLUMBIA SMALL CAP FUND, INC.


                  Pursuant to ORS 60.134, Columbia Small Cap Fund, Inc. (the "Corporation") hereby adopts an amendment to its Amended and Restated Articles of Incorporation.

         1.       The name of the Corporation is Columbia Small Cap Fund, Inc.

         2. Article I of the Corporation's Amended and Restated Articles of Incorporation is amended to read in its entirety as follows:

                                   "ARTICLE I

         The name of the Corporation is Columbia Small Cap Growth Fund, Inc."

         3. The amendment was adopted by the Board of Directors on August 19, 2003.

         4. The amendment required shareholder approval. The amendment was submitted to the shareholders of the Company for their approval on October 7, 2003. The results of the voting were as follows:

         Shares entitled to vote:     29,049,699          shares of common stock
         Shares voted in favor:       15,474,423.84       shares of common stock
         Shares voted against:            96,331.13       shares of common stock
         Shares abstaining:              299,811.38       shares of common stock

         5. Article III of the Corporation's Amended and Restated Articles of Incorporation is amended to add new Sections G and H as follows:

         "G.      The Board of Directors hereby designates 100,000,000 shares of the authorized but unissued shares of Common Stock as 100,000,000 authorized but unissued shares of Class C Common Stock.

         H. The shares of Class C Common Stock classified hereby shall have the relative rights, preferences, and limitations as set forth elsewhere in these Articles with respect to Common Stock generally, shall be subject to the charges and expenses imposed by the Board of Directors pursuant to a plan adopted under Rule 18f-3 (or successor or similar provision) under the 1940 Act and disclosed in the registration statement of the Corporation on Form N-1A (or any successor form) filed with the Securities and Exchange Commission, including the Corporation's prospectus and Statement of Additional Information as amended from time to time, in effect at the time such shares are issued (the "Registration Statement")."

         6. The amendment was adopted by the Board of Directors on September 30, 2003. Pursuant to ORS 60.434(6) shareholder action was not required.

         7. EFFECTIVE DATE. These Articles of Amendment are effective as of 12:01 a.m. on October 13, 2003.


         DATED: October 7, 2003

                                            COLUMBIA SMALL CAP FUND, INC.



                                            By:       JEFF B. CURTIS
                                                 -------------------------------
                                                     Jeff B. Curtis
                                                     President